Exhibit 10.9


                      TERMINATION AND SETTLEMENT AGREEMENT

      This Termination and Settlement Agreement (the "Agreement") is entered into as of the 6th day of September 2002, by and among John C. Francis and Putun LLC (collectively "Francis") with an address at P.O. Box 50464, Henderson, NV 89016; Hunapu Inc.; ("Hunapu") a Nevada corporation with its principal place of business at 1700 West Horizon Ridge Parkway, Henderson, NV 89012; Critical Acquisition Corp ("CAC") a Delaware corporation with its principal place of business address c/o Hunapu Inc. at 1700 West Horizon Ridge Parkway, Henderson, NV 89012; Critical Home Care, Inc. ("Critical"), a Delaware corporation with its principal place of business at 566 Merrick Road, Rockville Centre, N.Y. 11570, David S. Bensol and Bradley D. Smith, shareholders of Critical ("Critical Shareholders"), and Snow Becker Krauss P.C. ("SBK"), a New York professional corporation with its principal place of business at 605 Third Avenue, New York, NY 10158.

      Whereas, Francis, Hunapu, CAC, Critical, Critical Shareholders and SBK entered into a Restated Merger Agreement and Plan of Reorganization dated as of July 12, 2002 (the "Merger Agreement") that contemplated Hunapu Inc.'s acquisition of Critical conditioned upon, among other things, Critical having a net worth of at least $1 million which has not been satisfied; and

      WHEREAS, each of the partners believes it will be mutually beneficial for all parties to terminate the Merger Agreement and all other agreements concerning the proposed Merger on the terms and conditions contained herein.

      NOW THEREFORE, in consideration of the covenants, premises, representations and warranties as set forth herein, and other good and valuable consideration, the receipt and adequacy is hereby acknowledged, it is agreed as follows:

1.    Termination of Merger Agreement.

      a. This Agreement supersedes the Merger Agreement and all other agreements among the parties concerning the subject matter related hereto. The Merger Agreement is terminated in its entirety and hereby made null and void and of no further force or effect and no party to the Merger Agreement shall have any rights, obligations or liabilities under the Merger Agreement.

      b. The Merger Agreement is deemed terminated by Mutual Consent pursuant to Section 7.1(a) of the Merger Agreement except as stated in this Agreement.

      c. Each party to the Merger Agreement hereby waives any liability for any for any breach of the Merger Agreement pursuant to its termination and as set forth in Section 10 herein releases and holds harmless the other parties from any liability.

      d. As set forth is Section 7.2 of the Merger Agreement and incorporated by reference herein, except as modified herein, the provisions of Sections 5.5, 5.6 and Article 8,

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            and Section 5.12, as modified herein, shall remain in full force and effect and survive termination of the Merger Agreement.

2.    Withdrawal of Hunapu Registration Statement.

      Hunapu Inc. hereby covenants and agrees to file, as promptly as possible, but in no case later than the third business day following the execution of this Agreement with the Securities an Exchange Commission (the "SEC") a withdrawal of Post-Effective Amendment No. 1 to Registration Statement No. 333-45774. Critical shall assist Hunapu in such withdrawal by providing Hunapu with such information and documents as Hunapu may reasonably request.

3.    Critical Registration Statement.

      Critical hereby covenants and agrees to (i) file, as promptly as possible but in no case later than the first registration statement filed by Critical with the Securities and Exchange Commission (the "SEC") (other than a Registration Statement on Form S-4 or S-8), a registration statement with the SEC registering for resale the Shares, under the Securities Act of 1933, as amended, all of the Shares, (ii) use its best efforts to cause such registration of the Shares to become effective and (iii) use its best efforts to cause such registration of the Shares to remain effective through the third anniversary of the date of this Agreement. Critical shall register the Shares on Form S-3 or such other form as Critical, in its sole discretion, shall so choose.

4.    Consideration to be paid to Francis, SBK and/or their affiliates.

      Francis, SBK and all of their directors, officers, affiliates, agents, employees, attorneys, subsidiaries, insurer and representatives, covenant and agree that the sole consideration to be paid to all parties pursuant to this Agreement, or otherwise, is as follows:

      a. Francis, SBK and/or their affiliates shall purchase for nominal consideration an aggregate of 500,000 shares of Critical Common Stock (the "Shares"). It is hereby agreed, however, that if Critical is not the entity which seeks to raise financing and ultimately become a public entity, the recipients of the Shares shall be entitled to exchange the Shares for such subsequent related successor entity that gets funded.

      b. Francis and SBK hereby agree that the Shares shall be divided among themselves and their affiliates; however, Critical shall use its best efforts to obtain waivers from any other existing shareholders of Hunapu unrelated to Francis and SBK as to the Shares. In the event that Critical is unable to obtain such waivers, it is hereby agreed that the Indemnity of Critical set forth in Section 11 herein shall specifically include any and all claims made by any third party to the Shares, including, but not limited to, any other Shareholders of Hunapu.

      c. In consideration of the payment of $30,000 to SBK, in six equal payments of $5,000, all indebtedness of Hunapu to SBK from the beginning of the world to the date hereof shall be discharged upon payment in full to SBK. The first payment of $5,000


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            shall be made upon execution of this agreement and then on the first business day of each of the next 5 months.

5.    Covenants and Restrictions.

      a. Hunapu, CAC, Francis and SBK (collectively, the "Disclosing Party") hereby covenant and agree that they will not at any time subsequent to the date hereof, directly or indirectly, reveal, divulge, use (whether or not for their own profit) or make known to any person or entity any Confidential Information (as hereinafter defined) made known to the Disclosing Party or of which the Disclosing Party has become aware, regardless of whether developed, prepared, devised or otherwise created in whole or in part by the efforts of the Disclosing Party and except to the extent so authorized in writing by Critical or except as required by law. For purposes of this Agreement, the term "Confidential Information" shall mean (i) the existence and terms of this Agreement and the nature of the relationship contemplated hereby, (ii) any technical, scientific or engineering information relating to the products and/or services of any party hereto or any such party's affiliates, including any entity with whom a party hereto has entered into an acquisition agreement or other binding or non-binding agreement related to the acquisition of a third party by a party hereto (each, a "Party" and, collectively, the "Parties"), (iii) information relating to any customer of any of the Parties, including without limitation, the names, addresses, telephone numbers and sales records of, or pertaining to any such customer, (iv) price lists, methods of operation and other information pertaining to any of the Parties and which any such Party, in its sole discretion, regards as confidential and in the nature of trade secrets, and (v) anything else that the Disclosing Party has knowledge of by virtue of the Merger Agreement, that is not publicly known as of the date of this Agreement. Notwithstanding anything contained herein to the contrary, Confidential Information as used herein shall not include that which (x) was in the public domain prior to receipt by the Disclosing Party, (y) subsequently becomes known to the Disclosing Party as a result of disclosure by third parties not in the course of this Agreement and as a matter of right and without restriction on disclosure, or (z) subsequently comes into the public domain in the same context as the disclosure by a Party through no fault of the Disclosing Party.

      b. The Disclosing Party further covenants and agrees that upon the execution of this Agreement, it has delivered to Critical (and has not retained any copies of) all tangible embodiments of all Confidential Information in possession, including, without limitation, any notes or files related to the foregoing. Furthermore, the Disclosing Party will retain any and all intangible Confidential Information in trust for the sole benefit of Critical and the applicable company and the other parties to this Agreement, and will not divulge or deliver or show any of such Confidential Information to any unauthorized person and will not make use of or in any manner seek to turn to account any of such Confidential Information in an independent business however unrelated to the business of Critical and any other company.


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      c.    If the Disclosing Party becomes legally compelled to disclose any
            Confidential Information, the Disclosing Party shall provide prompt written notice of such legal compulsion to Critical so that Critical and/or any other applicable company may seek a protective order or other remedy or waive compliance with this Agreement. The Disclosing Party shall cooperate (without any cost or expense to the Disclosing Party) with Critical and/or any such other company in obtaining such protective order or other remedy upon Critical's or such other company's request. If, in the absence of a protective order or the receipt of a waiver hereunder, the Disclosing Party is nonetheless compelled to disclose Confidential Information to or at the direction of any tribunal or else stand liable for contempt or suffer other censure or significant penalty, the Disclosing Party may disclose such specifically requested Confidential Information to or at the direction of such tribunal.

      d. The Disclosing Party agrees that any breach of this Section 5 will cause Critical and/or any other Company substantial and irreparable damages that would not be quantifiable and, therefore, in the event of any such breach or threat of such a breach, in addition to other remedies that may be available, Critical and/or any other applicable Company shall have the right to seek specific performance and other injunctive and equitable relief.

6.    Proprietary Property.

      a. Each party hereby agree that Proprietary Property (as hereinafter defined) shall be the sole and exclusive property of the applicable company. For purposes hereof, the term "Proprietary Property" shall mean inventions, discoveries, improvements and ideas, whether patentable or not, including, but not limited to, all Discoveries and Work Product, which relate to the company's business, including any of the company's Confidential Information or any of such companies' products, services, processes, technology, research, product development, marketing programs, manufacturing operations, or engineering activities.

      b. Each party hereby agrees and acknowledges that it has no present right, title or interest in or with respect to any Proprietary Property and will not in the future acquire any such right, title or interest therein. In addition, each party covenants and agrees that it will at any time, promptly upon the request and at the expense of the other party, execute any and all patent applications and assignments so requested and take any and all action as required by of the other party and/or any of the companies to perfect and maintain the rights and interests of such party or parties in and with respect to the Proprietary Property.


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      c.    No party will, directly or indirectly, disclose, furnish, make available or utilize any of the Proprietary Property, other than pursuant to the terms and conditions of this Agreement.

7.    Restrictive Covenants

      a. No party shall, during the term commencing on the date of this Agreement and terminating one year from the date of this Agreement (the "Restricted Period"), anywhere within the United States (the "Restricted Territory"), directly or indirectly (whether as an owner, partner, shareholder, agent, officer, director, employee, independent contractor, consultant, or otherwise):

            i. perform services for, or engage in, any business that develops or sells products or services which are competitive with any products or services sold or developed by the other party for which such party has provided any assistance in planning, development, marketing, training, support, or maintenance during the period of the Merger Agreement;

            ii. solicit for employment any person who is, or was at any time during the twelve-month period immediately prior to the date of this Agreement, an employee of the other company.

      b. The parties acknowledge that the businesses of the respective company are and will be national and international in scope and thus the covenants in this Section 7 would be particularly ineffective if the covenants were to be limited to a particular geographic area of the United States. If any court of competent jurisdiction at any time deems the Restricted Period unreasonably lengthy, or the Restricted Territory unreasonably extensive, or any of the covenants set forth in this Section 7 not fully enforceable, the other provisions of this Section 7, and this Agreement in general, will nevertheless stand and to the full extent consistent with law continue in full force and effect, and it is the intention and desire of the parties that the court treat any provisions of this Agreement which are not fully enforceable as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent (for example, that the Restricted Period be deemed to be the longest period permissible by law, but not in excess of the length provided for in paragraph 7(a), and the Restricted Territory be deemed to comprise the largest territory permissible by law under the circumstances).

8. Termination. The provisions of this Agreement shall survive the expiration or any termination hereof, and shall remain in full force and effect following such expiration or termination to the maximum extent permitted by applicable law. The parties specifically acknowledge and agree that the covenants, agreements and representations made by them hereunder may be enforced against them in accordance with their terms for the maximum permissible duration following any expiration or termination, for whatever reason, of this Agreement.


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9.    Disparagement; Public Announcements.

      a. Each party covenants and agrees that no party shall, directly or indirectly, disclose, publish, disseminate or communicate in any way to any third party any information that is critical, derogatory or is otherwise intended to disparage the other party or any of their respective principals, officers, directors, shareholders or affiliates, whether such information has been acquired prior to or after the date of this Agreement (whether or not in the public domain or otherwise confidential).

      b. One party's failure to comply with the provisions of paragraph 7(a) shall nullify the other affected party's obligations under paragraph 7(a).

      c. No party to this Agreement shall make any public announcements regarding this Agreement, the subject matter hereof or any other matter related to any of the other parties hereto, and the parties further agree that the content and/or wording of any press release or other public disclosure that refers to the Agreement shall be mutually agreed to by and between the parties in advance of its release, except as may otherwise be required of Hunapu or Critical as a public company under applicable law. Critical acknowledges and agrees that Hunapu shall disclose this Agreement, the consummation of the transactions contemplated by this Agreement and the effect(s) and possible effects, if any, in the sole discretion of Hunapu in consultation with counsel, with the Securities and Exchange Commission, including, without limitation, a Post-Effective Amendment to Registration Statement No. 333-45744, a Current Report on Form 8-K, Quarterly Reports on Form 10-QSB and Annual Reports on Form 10-KSB, and shall include a copy of this Agreement as an exhibit to one or more of such filings.

      d. The result of any party's breach of this Section 9 will likely cause irreparable harm to the non-breaching party. Therefore, the parties agree that the non-breaching party shall be entitled, without the necessity of posting a bond to a decree or order by any court of competent jurisdiction enjoining such threatened or actual violation of this Section 9. Such decree or order, to the extent appropriate, shall specifically enforce the full performance of this Section 9 by the breaching party and the breaching party hereby consents to the jurisdiction of any such court of competent jurisdiction. This remedy shall be in addition to all other remedies available to the non-breaching party at law or equity.

10.   Waiver and Release.

      a. In consideration of and conditioned upon the payments to be made and consideration set forth in Section 3 of this Agreement, Hunapu, CAC, Francis and SBK (the "Releasor") irrevocably and unconditionally release and forever discharge, give up and waive any and all claims and rights they have, has or may have against each other party, existing at any time up to and including the date of this Agreement. This


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            release shall also apply to all of the directors, officers, affiliates, agents, employees, attorneys, subsidiaries, insurers and representatives of Hunapu and/or their respective successors and assigns, and against all who succeed to any of the rights and responsibilities of any of the foregoing parties (collectively, the "Released Parties").

      b. Specifically, but not limited herein, the Releasor releases the Released Parties from any and all claims, liens, complaints, charges, demands, liabilities, suits (judicial, administrative, or otherwise), rights or causes of action, at law or equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (federal, state or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, including, but not limited to, any claim that the Releasor has asserted, now asserts or could have asserted or otherwise, including, but not limited to, claims, charges, demands, suits, causes or rights of action relating to breach of contract or public policy, wrongful, retaliatory or constructive discharge, or equitable relief, which the Releasor may ever have had, has now or could have or which the Releasor's heirs, executors or assigns can or shall have, against any or all of them, whether known or unknown, on account of or arising out of his employment with any company (including their respective predecessors and successors) or any related entities or his separation from such employment. The release by Hunapu provided by this Section 10 also includes a release by Hunapu of any claims for breach of contract. Hunapu specifically waives the benefit of any statute or rule of law which, if applied to this Agreement, would otherwise exclude from its binding effect any claims not now known by Hunapu to exist. Hunapu therefore specifically waives any and all claims or rights of which it is not aware and not specifically mentioned in this release.

      c. As a material inducement to Hunapu, CAC, Francis and SBK to enter into this Agreement, Critical hereby irrevocably and unconditionally waives, releases and discharges Hunapu, and Hunapu's affiliates, agents, shareholders, representatives and attorneys, successors and assigns, from any and all claims, liens, complaints, charges, demands, liabilities, rights or causes of action, at law or equity, suits (judicial, administrative, or otherwise), damages, debts, demands, obligations of any other nature, past or present, known or unknown, whether in law or in equity, whether founded upon contract (expressed or implied), tort (including, but not limited to, defamation), statute or regulation (federal, state or local), common law and/or any other theory or basis, from the beginning of the world to the date hereof, including, but not limited to, any claim that Critical has asserted, now asserts or could have asserted, or otherwise.

      d. It is understood and agreed by the parties hereto that the facts and respective assumptions of law in contemplation of which this Agreement is made may hereafter prove to be other than or different from those facts and assumptions now known, made or believed by them to be true. The parties hereto expressly accept and assume the risk of the facts and assumptions to be so different, and agree that all terms of this


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            Agreement shall be in all respects effective and not subject to termination or reclusion by any such difference in facts or assumptions of law.

      e. The releases as provided in this Section 10 shall not be applicable to the enforceability of this Agreement nor the Escrow Agreement.

11.   Indemnity.

      a. Hunapu agrees to indemnify, defend and hold harmless, Critical and all other entities, including any and all of its officers, directors, shareholders, affiliates, partners, employees, agents, representatives and controlling persons (collectively, the "Indemnified Parties") to the extent provided under the laws of the State of Nevada and the Certificate of Incorporation and By-Laws of Hunapu from and against any and all losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any legal or other expenses (including all attorneys' fees and fees and expenses of expert witnesses) in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which Hunapu or any Indemnified Party is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of (i) the Merger Agreement, or (ii) as a result of the breach or inaccuracy of any representation, warranty, covenant or agreement of Hunapu contained in this Agreement for which all parties to this Agreement and their respective officers, directors, shareholders, affiliates, subsidiaries, partners, employees, agents, representatives and controlling persons shall be indemnified and held harmless by Hunapu.

      b. The indemnity by Hunapu as set forth in paragraph 11(a) above shall exclude all matters for which there is an obligation of Critical and/or any other company or their respective insurers to indemnify Hunapu for losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any legal or other expenses (including all attorneys' fees and fees and expenses of expert witnesses) in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which Hunapu or any Indemnified Party is a party) arising with respect to the Merger Agreement, but only to the extent that the By-laws, state of incorporation law, or directors and officers' liability insurance of Critical specifically provide for such indemnification. Accordingly, Critical and/or any other applicable company shall continue to indemnify and hold harmless Hunapu, CAC, Francis and SBK (collectively, herein "Hunapu") against and from (i) any and all claims arising from the conduct of Hunapu arising from any negligent or otherwise wrongful act or omission by Critical Law
            (ii) any and all negligent act or omission by Hunapu during the term of the Merger Agreement and this


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            Agreement; and (iii) all costs, expenses and liabilities incurred on or in connection with each such claim or action or proceeding brought therein. In case any action or proceeding is brought against Hunapu by reason of any such claim, Critical and/or the appropriate company upon notice from Hunapu shall resist or defend such action or proceeding at the company's sole expense. In the event Hunapu refuses to cooperate in the defense of any such claim, Critical and each other company shall have no obligation to defend and indemnify Hunapu.

      c. Critical acknowledges and agrees that Critical shall indemnify, defend and hold harmless Hunapu including any and all of its officers, directors, shareholders, affiliates, partners, employees, agents, representatives and controlling persons (collectively, the "Indemnified Parties") to the extent provided under the laws of the State of New York and the Certificate of Incorporation and By-Laws of Critical. Further, Critical agrees to indemnify, defend and hold harmless Hunapu and all of its successors from and against any and all losses, claims, damages, liabilities, costs and expenses (and all actions, suits, proceedings or claims in respect thereof) and any legal or other expenses (including all attorneys' fees and fees and expenses of expert witnesses) in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the cost of investigating, preparing or defending any such action, suit, proceeding or claim, whether or not in connection with any action, suit, proceeding or claim in which Hunapu, Critical and/or any company is a party), as and when incurred, directly or indirectly, caused by, relating to, based upon or arising out of arising out of (i) the Merger Agreement, or (ii) as a result of the breach or inaccuracy of any representation, warranty, covenant or agreement of Critical contained in this Agreement for which all parties to this Agreement and their respective officers, directors, shareholders, affiliates, subsidiaries, partners, employees, agents, representatives and controlling persons shall be indemnified and held harmless by Critical, and (iii) the failure of Critical to obtain waivers pursuant to Section 4(b) herein, from the shareholders of Hunapu other than Francis, SBK and their affiliates.

12.   Representations and Covenants of Hunapu.

      a. For the six months following the date of this Agreement, Hunapu shall hold itself ready to assist Critical, and each other company and their respective successors, upon reasonable notice, in furnishing information with respect to such aspects of the business and affairs of Hunapu relating to matters as to which they have knowledge gained during the course of the Merger Agreement that may from time to time reasonably be requested by Critical and/or its successors. Nothing herein shall require Critical and/or their respective successors to utilize Hunapu's services for any particular transaction, nor shall this Agreement limit Hunapu's obligations arising under any other agreement or understanding. All obligations of Hunapu contained herein shall be subject to its reasonable availability for such performance, in view of the nature of the requested service and the amount of notice received.


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      b.    Hunapu acknowledges and agrees that this Agreement confers no authority upon it to act in any way for or on behalf of any of the other parties hereto and that, in the absence of specific written authority to such effect, it has no authority to hold itself out as representing or to act on behalf of or to bind Critical or any other company, and/or their respective successors. In addition, Hunapu agrees that it shall take no action whatsoever pursuant to this
            Section 12, specifically including contacting any third parties, except strictly in accordance with written instructions from the Company.

13. Specific Performance. Hunapu acknowledges that its breach or threatened violation of any of the covenants contained in this Agreement, specifically including Sections 4, 6, 7, 8, 9 or 10 of this Agreement, may cause irreparable damage to the other parties, for which remedies at law would be inadequate. The parties further acknowledge that all such covenants are essential terms and conditions of this Agreement. The parties therefore agree that the non- breaching party shall be entitled, without the necessity of posting bond, to a decree or order by any court of competent jurisdiction enjoining such threatened or actual violation of any of such covenants. Such decree or order, to the extent appropriate, shall specifically enforce the full performance of any such covenant by the breaching party and the same hereby consents to the jurisdiction of any such court of competent jurisdiction. This remedy shall be in addition to all other remedies available to the parties at law or equity. If any portion of any such covenant shall be adjudicated to be invalid or unenforceable, this Agreement shall be deemed amended to modify, to the extent practicable, or delete therefrom the portion so adjudicated, such deletion to apply only with respect to the operation of such covenant in the jurisdiction in which such adjudication is made.

14.   Miscellaneous

      a. This Agreement shall inure to the benefit of and be binding upon Critical and its respective successors and assigns, and upon Hunapu and its successors and assigns.

      b. Should any part of this Agreement, for any reason whatsoever, be declared invalid, illegal, or incapable of being enforced in whole or in part, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any portion which may for any reason be declared invalid.

      c. This Agreement shall each be construed and enforced in accordance with the laws of the State of Nevada applicable to agreements made and to be performed in such State without application of the principles of conflicts of laws of such State. Each of the parties hereto hereby consents to the venue and jurisdiction of the State of Nevada for any action or proceeding relating to this Agreement, and hereby waives any objection based on the convenience of such forum, or otherwise. Each of the parties


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            hereby consents to service of process within the State of New York and Nevada, in addition to any other jurisdictions where process could be made under Nevada law.

      d. This Agreement and all rights hereunder are personal to the parties and shall not be assignable, and any purported assignment in violation thereof shall be null and void. Any person, firm or corporation succeeding to the business of Hunapu or Critical by merger, consolidation, purchase of assets or otherwise, shall assume by contract or operation of law the obligations of such company hereunder; provided, however, that the assigning company shall, notwithstanding such assumption and/or assignment, remain liable and responsible for the fulfillment of the terms and conditions of this Agreement on the part of such assigning company.

      e. Any notice, statement, report, request or demand required or permitted to be given by this Agreement shall be in writing, and shall be sufficient if delivered in person or if addressed and sent by certified mail, return receipt requested, postage prepaid, to the parties at the addresses set forth above, or at such other place that either party may designate by notice in the foregoing manner to the other. If mailed as aforesaid, any such notice shall be deemed given three days after being so mailed.

      f.    Arbitration.

            i. Any dispute arising between the parties to this Agreement, including, but not limited to, those pertaining to the formation, validity, interpretation, effect or alleged breach of this Agreement ("Arbitrable Dispute") will be submitted to arbitration in Vas Vegas, before an experienced panel of arbitrators selected in accordance with the rules of the American Arbitration Association. The arbitrators shall be entitled to award costs and fees of an Arbitrable Dispute to the prevailing party in such Arbitrable Dispute, in the sole discretion of such arbitrators.

            ii. Should any party to this Agreement hereafter institute any legal action or administrative proceedings against another party by any method other than said arbitration with respect to the subject matters of this Agreement, notwithstanding the provisions of this paragraph 14(f), the responding party shall be entitled to recover from the initiating party all damages, costs, expenses and attorney's fees incurred as a result of such action.

      g. The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or any condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

      h. In the event a lawsuit is instituted by any party concerning a dispute under this Agreement, the prevailing party in such lawsuit shall be entitled to recover from the losing party all reasonable attorneys' fees, costs of suit and expenses (including fees, costs and expenses of appeals and of expert witnesses), in addition to whatever damages or other relief the injured party is otherwise entitled to under law and in connection with such dispute.

      i. The headings of the paragraphs herein are inserted for convenience and shall not affect any interpretation of this Agreement.

      j. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                    HUNAPU, INC.

                                    By:              /s/ John C. Francis
                                       ----------------------------------------
                                       John C. Francis, President.


                                       CRITICAL ACQUISITION CORP.

                                    By:              /s/ John C. Francis
                                       ----------------------------------------
                                       John C. Francis, President


                                       PUTUN, LLC

                                    By:              /s/ John C. Francis
                                       ----------------------------------------
                                       John C. Francis


                                       CRITICAL HOME CARE, INC.

                                    By:               /s/ David Bensol
                                       ----------------------------------------
                                       David Bensol


                                       SNOW BECKER KRAUSS, P.C.

                                    By:             /s/ Elliot H. Lutzker
                                       ----------------------------------------
                                       Elliot H. Lutzker


                                       CRITICAL SHAREHOLDERS

                                    By:              /s/ David S. Bensol
                                       ----------------------------------------
                                       David S. Bensol


                                    By:             /s/ Bradley D. Smith
                                       ----------------------------------------
                                       Bradley D. Smith